UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 10, 2011 (March 9, 2011)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 10, 2011, the Board of Directors of First Industrial Realty Trust, Inc. (the “Company”) elected Scott A. Musil to serve as Chief Financial Officer of the Company. Mr. Musil, 43, has been acting Chief Financial Officer of the Company since December 2008 and Chief Accounting Officer of the Company since March 2006. Mr. Musil has also served as Senior Vice President of the Company since March 2001, Controller of the Company since December 1995, Treasurer of the Company since May 2002 and Assistant Secretary of the Company since May 1996. In addition, he served as a Vice President of the Company from May 1998 to March 2001. Prior to joining the Company, he served in various capacities with Arthur Andersen & Company, culminating as an audit manager specializing in the real estate and finance industries. Mr. Musil is a certified public accountant. His professional affiliations include the American Institute of Certified Public Accountants and National Association of Real Estate Investment Trusts (“NAREIT”).
     On March 9, 2011, the Compensation Committee of the Board of Directors of the Company approved, and on March 10, 2011 the Board of Directors of the Company ratified, criteria for the Compensation Committee to use when granting awards with respect to 2011 performance to the Company’s chief executive officer and certain other senior executive officers under the Company’s incentive compensation plan (the “2011 Executive Officer Bonus Plan”). Award determinations under the 2011 Executive Officer Bonus Plan will be based on the Company’s achievement of certain identified thresholds of funds from operations (“FFO”) per share (using the NAREIT definition) per annum, as FFO may be adjusted by the Compensation Committee in its discretion to exclude the effects of certain extraordinary items. Achievement of a minimum threshold of adjusted FFO will qualify each executive officer covered by the 2011 Executive Officer Bonus Plan to receive a bonus. Achievement by the Company of specifically identified higher levels of performance with respect to adjusted FFO will qualify each executive officer covered by the 2011 Executive Officer Bonus Plan to receive 25%, 50%, 75%, 100% or 125%, respectively, of his stated bonus opportunity, subject to the discretion of the Compensation Committee. Should performance fall between two identified payout levels, the resulting compensation that may be earned for such performance will be appropriately prorated.

Item 7.01	Regulation FD Disclosure.
     Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated March 10, 2011, which contains information regarding Mr. Musil.
     The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	First Industrial Realty Trust, Inc. Press Release dated March 10, 2011 (furnished pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Financial Officer (Principal Financial Officer)

Date: March 10, 2011